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 CUSIP No. 089098107                  13-G                   Page 8 of  11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 5, 1998
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               MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON &

               SHERRERD,  LLP, and MILLER ANDERSON SHERRERD FUNDS MID CAP GROWTH

               PORTFOLIO hereby agree that, unless differentiated, this Schedule

               13G is filed on behalf of each of the parties.

            MAS FUNDS MID CAP GROWTH PORTFOLIO

            BY: /s/ Lorraine Truten
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            Lorraine Truten / Vice President MAS Funds

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated






* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).